UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

DIGITAL HEALTH ACQUISITION CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

DIGITAL HEALTH ACQUISITION CORP.
980 N Federal Hwy #304
Boca Raton, FL 33432
September [•], 2022
Dear Stockholders:
On behalf of the Board of Directors of Digital Health Acquisition Corp. (the “Company,” “DHAC” or “we”), I invite you to attend our Special Meeting of Stockholders (the “Special Meeting”). We hope you can join us. The Special Meeting will be held at 9:30 a.m. Eastern Time on [•], 2022. DHAC will be holding the Special Meeting via live webcast. You will be able to attend the special meeting, vote and submit your questions online during the special meeting by visiting https://www.cstproxy.com/digitalhealthacquisition/2022. The Notice of Special Meeting of Stockholders, the Proxy Statement and the proxy card accompany this letter are also available at https://www.cstproxy.com/digitalhealthacquisition/2022. We are first mailing these materials to our stockholders on or about [•], 2022.
As discussed in the enclosed Proxy Statement, the purpose of the Special Meeting is to consider and vote upon the following proposals:
(i)
Proposal 1 — A proposal to amend (the “Charter Amendment”) the Company’s amended and restated certificate of incorporation (the “charter”) to (a) extend the date by which the Company has to consummate a business combination (the “Extension”) for an additional three (3) months, from November 8, 2022 to February 8, 2023, (b) provide our board of directors (the “Board”) the ability to further extend the date by which the Company has to consummate a business combination up to three (3) additional times for three (3) months each time, for a maximum of nine (9) additional months if Digital Health Acquisition Group, LLC, our “sponsor”, pays an amount equal to $350,000 for each three-month extension (the “Extension Fee”), which amount shall be deposited in the trust account of the company (the “Trust Account”); provided, that if as of the time of an extension the Company has filed a Form S-4 or F-4 registration statement under the Securities Act or a proxy, information or tender offer statement with the Securities and Exchange Commission (“SEC”) in connection with such initial business combination, then no Extension Fee would be required in connection with such extension; provided further, that for each three-month extension (if any) following such extension where no deposit into the Trust Account or other payment has been made, our sponsor or its affiliates or designees would be required to deposit an Extension Fee into the Trust Account, and (c) allow for the Company to provide redemption rights to the Company’s public stockholders in accordance with the requirements of the amended and restated certificate of incorporation without complying with the tender offer rules (the “Charter Amendment Proposal”). “Extended Termination Date” means February 8, 2023, or in the case of one or more further extensions of the termination date as described above, then May 8, 2023, August 8, 2023 or November 8, 2023 as the case may be. As with potential redemptions in connection with an initial Business Combination, the Charter Amendment would restrict redemption rights in connection with any further amendment of the charter with respect to 20% or more of our public shares (the “Charter Amendment Proposal”);

(ii)
Proposal 2 — A proposal to amend DHAC’s investment management trust agreement, dated as of November 3, 2021 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company (the “Trustee”), (i) allowing the Company to extend the business combination period from November 8, 2022 to February 8, 2023 and up to three (3) times for an additional three (3) month each time from February 8, 2022 to November 8, 2023 and (ii) updating certain defined terms in the Trust Agreement (the “Trust Amendment” and such proposal, the “Trust Amendment Proposal”); and

(iii)
Proposal 3 — A proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Charter Amendment Proposal and Trust Amendment Proposal (the “Adjournment Proposal”).

The Adjournment Proposal will only be presented at the special meeting if there are not sufficient votes to approve the Charter Amendment Proposal and the Trust Amendment Proposal.
Each of the Charter Amendment Proposal, the Trust Amendment Proposal, and the Adjournment Proposal is more fully described in the accompanying proxy statement.
Only holders of record of our common stock at the close of business on September [•], 2022 are entitled to notice of the special meeting and to vote at the special meeting and any adjournments or postponements of the special meeting.
The Charter Amendment Proposal and the Trust Amendment Proposal are essential to the overall implementation of the Board’s plan to extend the date by which the Company to complete the business combination. The purpose of the Charter Amendment Proposal, the Trust Amendment Proposal and, if necessary, the Adjournment Proposal, is to allow us additional time to complete our initial business combination (the “Business Combination”). While we are currently working on finalizing the terms of the Business Combination, the Board currently believes that there will not be sufficient time before November 8, 2022 to complete the Business Combination. Accordingly, the Board believes that in order to be able to consummate the Business Combination, we will need to obtain the Extension. Therefore, the Board has determined that it is in the best interests of our stockholders to extend the date by which the Company has to consummate a Business Combination to the Extended Termination Date.
As previously announced, DHAC entered into a Business Combination Agreement dated June 15, 2022, as amended and restated on August 9, 2022 (the “Business Combination Agreement,” and together with the other agreements and transactions contemplated by the Business Combination Agreement, the “Business Combination”), with DHAC Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of DHAC (“Merger Sub I”), DHAC Merger Sub II, Inc., a Texas corporation and a wholly owned subsidiary of DHAC (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”), VSee Lab, Inc., a Delaware corporation (“VSee”) and iDoc Virtual Telehealth Solutions, Inc., a Texas corporation (“iDoc”). Pursuant to the terms of the Business Combination Agreement, Merger Sub I will merge with and into VSee (the “VSee Merger”), with VSee surviving the VSee Merger as a wholly owned subsidiary of DHAC, and Merger Sub II will merge with and into iDoc (the “iDoc Merger” and, together with the VSee Merger, the “Mergers”), with iDoc surviving the iDoc Merger as a wholly owned subsidiary of DHAC. At the effective time of the Mergers (the “Effective Time”), DHAC will change its name to VSee Health, Inc. The Board of Directors of DHAC has unanimously (i) approved and declared advisable the Business Combination Agreement, the Mergers and the other transactions contemplated thereby, and (ii) resolved to recommend approval of the Business Combination Agreement and related matters by the stockholders of DHAC. DHAC will hold a meeting of stockholders to consider and approve the proposed Business Combination and a proxy statement/prospectus/consent solicitation will be sent to all DHAC stockholders.
DHAC and other parties to the Business Combination Agreement are currently working towards satisfaction of the conditions to completion of the Business Combination, including drafting the necessary filings with the U.S. Securities and Exchange Commission related to the transaction, but have determined that there will not be sufficient time before November 8, 2022 (its current termination date) to hold a special meeting to obtain the requisite stockholder approval of, and to consummate, the Business Combination. Management believes that it can close the Business Combination before February 8, 2023 (i.e., the end of the first three-month extension period).
The Board has approved the Charter Amendment Proposal and the Trust Amendment Proposal, and recommends that stockholders vote in favor of the proposal. Approval of the Charter Amendment Proposal and the Trust Amendment Proposal requires the affirmative vote of holders of at least 65% of our outstanding shares of common stock. Approval of the Adjournment Proposal requires the affirmative vote of holders of the majority of the votes cast by stockholders represented via the remote platform or by proxy at the special meeting.
You are not being asked to vote on any business combination at this time.   In connection with the Charter Amendment Proposal, public stockholders of the Company may elect to redeem their public shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Company to pay taxes (less $100,000 of net interest to pay potential dissolution expenses), divided by the number of the then outstanding shares of the Company’s common stock issued in our initial public offering, which we refer to as our “IPO”, which shares we refer to as the “public shares”, and which election we refer to as the “Election”, regardless of whether such public stockholders vote on the Charter Amendment Proposal. If the Charter Amendment Proposal and the Trust Amendment Proposal are approved by the requisite vote of stockholders, the remaining holders of public shares will retain their right to redeem their public shares if and when the Business Combination is submitted to the stockholders, subject to any limitations set forth in our charter. In addition, public stockholders who do not make the Election will be entitled to have their public shares redeemed for cash if the Company has not completed a Business Combination by the Extended Termination Date.
If the Charter Amendment Proposal and Trust Amendment Proposal are approved and the Extension is implemented, then in accordance with the Company’s Trust Agreement, the Company’s trust account will not be liquidated (other than to effectuate the redemptions) until the earlier of (a) receipt by the trustee of a termination letter (in accordance with the terms of the trust agreement) or (b) the Extended Termination Date.
To exercise your redemption rights, you must tender your shares to the Company’s transfer agent at least two business days prior to the special meeting. You may tender your shares by delivering your shares electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system. If you hold your shares in street name, you will need to instruct your bank, broker or other nominee to withdraw the shares from your account in order to exercise your redemption rights. The redemption rights include the requirement that a stockholder must identify itself in writing as a beneficial holder and provide its legal name, phone number, and address in order to validly redeem its public shares.
Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the vote is taken with respect to the Charter Amendment Proposal and the Trust Amendment Proposal. Furthermore, if a holder of a public share delivered its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that the transfer agent return the certificate (physically or electronically).
If the Charter Amendment Proposal and the and the Trust Amendment Proposal are approved, our Sponsor or its designees has agreed to loan to us $350,000 (the “Extension Loan”), which amount will be deposited into the Trust Account. The Extension Loan is conditioned upon the implementation of the Charter Amendment Proposal and the Trust Amendment Proposal. The Extension Loan will not occur if the Charter Amendment Proposal and the Trust Amendment Proposal are not approved, or the Extension is not completed. The Extension Loan will not bear interest and will be repayable upon consummation of a Business Combination. If the sponsor or its designees advises us that it does not intend to make the Extension Loan, then the Charter Amendment Proposal, the Trust Amendment Proposal and the Adjournment Proposal will not be put before the stockholders at the special meeting and, unless the Company can complete the Mergers by November 8, 2022, we will dissolve and liquidate in accordance with our charter.
The Company estimates that the per-share pro rata portion of the Trust Account will be approximately $[•] at the time of the special meeting. The closing price of the Company’s common stock on [•], 2022 was $[•]. Accordingly, if the market price were to remain the same until the date of the special meeting, exercising redemption rights would result in a public stockholder receiving $[•] more for each share than if such stockholder sold the shares in the open market. The Company cannot assure stockholders that they will be able to sell their shares of common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when such stockholders wish to sell their shares.
The Company reserves the right at any time to cancel the special meeting and not to submit the Charter Amendment Proposal or the Trust Amendment Proposal to stockholders or implement the Charter Amendment or the Trust Amendment.
After careful consideration of all relevant factors, the Board of Directors has determined that each of the proposals are advisable and recommends that you vote or give instruction to vote “FOR” such proposals.

Enclosed is the Proxy Statement containing detailed information concerning the Charter Amendment and the Trust Amendment at the Special Meeting. Whether or not you plan to virtually participate in the Special Meeting, we urge you to read this material carefully and vote your shares.
Sincerely, Scott Wolf Chief Executive Officer [•], 2022

DIGITAL HEALTH ACQUISITION CORP.
980 N Federal Hwy #304
Boca Raton, FL 33432
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER [•], 2022
September [•], 2022
To the Stockholders of Digital Health Acquisition Corp.:
NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of Digital Health Acquisition Corp. (the “Company,” “DHAC” or “we”), a Delaware corporation, will be held on October [•], 2022, at 9:30 a.m. Eastern Time. DHAC will be holding the Special Meeting via live webcast. You will be able to attend the special meeting, vote and submit your questions online during the special meeting by visiting https://www.cstproxy.com/digitalhealthacquisition/2022.
The purpose of the Special Meeting will be to consider and vote upon the following proposals:
(i)
Proposal 1 — A proposal to amend (the “Charter Amendment”) the Company’s amended and restated certificate of incorporation (the “charter”) to (a) extend the date by which the Company has to consummate a business combination (the “Extension”) for an additional three (3) months, from November 8, 2022 to February 8, 2023, (b) provide our board of directors (the “Board”) the ability to further extend the date by which the Company has to consummate a business combination up to three (3) additional times for three months each time, for a maximum of nine (9) additional months if Digital Health Acquisition Group, LLC, our “sponsor”, pays an amount equal to $350,000 for each three-month extension (the “Extension Fee”), which amount shall be deposited in the trust account of the Company (the “Trust Account”); provided, that if as of the time of an extension the Company has filed a Form S-4 or F-4 registration statement under the Securities Act or a proxy, information or tender offer statement with the Securities and Exchange Commission (“SEC”) in connection with such initial business combination, then no Extension Fee would be required in connection with such extension; provided further, that for each three-month extension (if any) following such extension where no deposit into the Trust Account or other payment has been made, our sponsor or its affiliates or designees would be required to deposit an Extension Fee into the Trust Account, and (c) allow for the Company to provide redemption rights to the Company’s public stockholders in accordance with the requirements of the amended and restated certificate of incorporation without complying with the tender offer rules (the “Charter Amendment Proposal”). “Extended Termination Date” means February 8, 2023, or in the case of one or more further extensions of the termination date as described above, then May 8, 2023, August 8, 2023 or November 8, 2023 as the case may be. As with potential redemptions in connection with an initial Business Combination, the Charter Amendment would restrict redemption rights in connection with any further amendment of the charter with respect to 20% or more of our public shares (the “Charter Amendment Proposal”);

(ii)
A proposal to amend DHAC’s investment management trust agreement, dated as of November 3, 2021 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company (the “Trustee”), (i) allowing the Company to extend the business combination period from November 8, 2022 to February 8, 2023 and up to three (3) times for an additional three (3) month each time from February 8, 2022 to November 8, 2023 and (ii) updating certain defined terms in the Trust Agreement (the “Trust Amendment”) and to update certain defined terms (the “Trust Amendment Proposal”); and

(iii)
Proposal 3 — A proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Charter Amendment Proposal and Trust Amendment Proposal (the “Adjournment Proposal”).

The Board of Directors has fixed the close of business on September [•], 2022 as the record date for the Special Meeting and only holders of shares of record at that time will be entitled to notice of and to vote at the Special Meeting or any adjournment or adjournments thereof.
By Order of the Board of Directors

Chief Executive Officer
Dated: [•], 2022
Boca Raton, Florida

IMPORTANT
WHETHER OR NOT YOU PLAN TO PARTICIPATE VIRTUALLY IN THE SPECIAL MEETING, IT IS REQUESTED THAT YOU INDICATE YOUR VOTE ON THE ISSUES INCLUDED ON THE ENCLOSED PROXY AND DATE, SIGN AND MAIL IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OF AMERICA OR SUBMIT YOUR PROXY THROUGH THE INTERNET AS PROMPTLY AS POSSIBLE.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [•], 2022. THIS PROXY STATEMENT TO THE STOCKHOLDERS WILL BE AVAILABLE AT HTTPS://WWW.CSTPROXY.COM/DIGITALHEALTHACQUISITION/2022.
DIGITAL HEALTH ACQUISITION CORP.
980 N Federal Hwy #304
Boca Raton, FL 33432

PRELIMINARY PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER [•], 2022
FIRST MAILED ON OR ABOUT OCTOBER [•], 2022
Date, Time and Place of the Special Meeting
The enclosed proxy is solicited by the Board of Directors (the “Board”) of Digital Health Acquisition Corp. (the “Company,” “DHAC” or “we”), a Delaware corporation, in connection with the Special Meeting of Stockholders to be held on October [•], 2022 at 9:30 a.m. Eastern time for the purposes set forth in the accompanying Notice of Meeting. DHAC will be holding the Special Meeting via live webcast. You will be able to attend the special meeting, vote and submit your questions online during the special meeting by visiting https://www.cstproxy.com/digitalhealthacquisition/2022.
The principal executive office of the Company is 980 N Federal Hwy #304, Boca Raton, FL, 33432, and its telephone number, including area code, is (561) 672-7068.
Purpose of the Special Meeting
At the Special Meeting, you will be asked to consider and vote upon the following matters:
(i)
Proposal 1 — A proposal to amend (the “Charter Amendment”) the Company’s amended and restated certificate of incorporation (the “charter”) to (a) extend the date by which the Company has to consummate a business combination (the “Extension”) for an additional three (3) months, from November 8, 2022 to February 8, 2023, (b) provide our board of directors (the “Board”) the ability to further extend the date by which the Company has to consummate a business combination up to three (3) additional times for three (3) months each time, for a maximum of nine (9) additional months if Digital Health Acquisition Group, LLC, our “sponsor”, pays an amount equal to $350,000 for each three-month extension (the “Extension Fee”), which amount shall be deposited in the trust account of the Company (the “Trust Account”); provided, that if as of the time of an extension the Company has filed a Form S-4 or F-4 registration statement under the Securities Act or a proxy, information or tender offer statement with the Securities and Exchange Commission (“SEC”) in connection with such initial business combination, then no Extension Fee would be required in connection with such extension; provided further, that for each three-month extension (if any) following such extension where no deposit into the Trust Account or other payment has been made, our sponsor or its affiliates or designees would be required to deposit an Extension Fee into the Trust Account, and (c) allow for the Company to provide redemption rights to the Company’s public stockholders in accordance with the requirements of the amended and restated certificate of incorporation without complying with the tender offer rules (the “Charter Amendment Proposal”). “Extended Termination Date” means February 8, 2023, or in the case of one or more further extensions of the termination date as described above, then May 8, 2023, August 8, 2023 or November 8, 2023 as the case may be. As with potential redemptions in connection with an initial Business Combination, the Charter Amendment would restrict redemption rights in connection with any further amendment of the charter with respect to 20% or more of our public shares (the “Charter Amendment Proposal”); and

(ii)
Proposal 2 — A proposal to amend DHAC’s investment management trust agreement, dated as of November 3, 2021 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company (the “Trustee”), (i) allowing the Company to extend the business combination period from November 8, 2022 to February 8, 2023 and up to three (3) times for an additional three (3) month each time from February 8, 2022 to November 8, 2023 and (ii) updating certain defined terms in the Trust Agreement (the “Trust Amendment”) and to update certain defined terms (the “Trust Amendment Proposal”); and

(iii)
Proposal 3 — A proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Charter Amendment Proposal and Trust Amendment Proposal (the “Adjournment Proposal”).
The Adjournment Proposal will only be presented at the special meeting if there are not sufficient votes to approve the Charter Amendment Proposal and the Trust Amendment Proposal.
The Charter Amendment Proposal and the Trust Amendment Proposal are essential to the overall implementation of the Board’s plan to extend the date by which the Company to complete the business combination. The purpose of the Charter Amendment Proposal, the Trust Amendment Proposal and, if necessary, the Adjournment Proposal, is to allow us additional time to complete our initial business combination (the “Business Combination”). While we are currently working on finalizing the terms of the Business Combination, the Board currently believes that there will not be sufficient time before November 8, 2022 to complete the Business Combination. Accordingly, the Board believes that in order to be able to consummate the Business Combination, we will need to obtain the Extension. Therefore, the Board has determined that it is in the best interests of our stockholders to extend the date by which the Company has to consummate a Business Combination to the Extended Termination Date.
As previously announced, DHAC entered into a Business Combination Agreement dated June 15, 2022, as amended on August 9, 2022 (the “Business Combination Agreement,” and together with the other agreements and transactions contemplated by the Business Combination Agreement, the “Business Combination”), with DHAC Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of DHAC (“Merger Sub I”), DHAC Merger Sub II, Inc., a Texas corporation and a wholly owned subsidiary of DHAC (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”), VSee Lab, Inc., a Delaware corporation (“VSee”) and iDoc Virtual Telehealth Solutions, Inc., a Texas corporation (“iDoc”). Pursuant to the terms of the Business Combination Agreement, Merger Sub I will merge with and into VSee (the “VSee Merger”), with VSee surviving the VSee Merger as a wholly owned subsidiary of DHAC, and Merger Sub II will merge with and into iDoc (the “iDoc Merger” and, together with the VSee Merger, the “Mergers”), with iDoc surviving the iDoc Merger as a wholly owned subsidiary of DHAC . At the effective time of the Mergers (the “Effective Time”), DHAC will change its name to VSee Health, Inc. The Board of Directors of DHAC has unanimously (i) approved and declared advisable the Business Combination Agreement, the Mergers and the other transactions contemplated thereby, and (ii) resolved to recommend approval of the Business Combination Agreement and related matters by the stockholders of DHAC. DHAC will hold a meeting of stockholders to consider and approve the proposed Business Combination and a proxy statement/prospectus/consent solicitation will be sent to all DHAC stockholders.
DHAC and other parties to the Business Combination Agreement are currently working towards satisfaction of the conditions to completion of the Business Combination, including drafting the necessary filings with the U.S. Securities and Exchange Commission related to the transaction, but have determined that there will not be sufficient time before November 8, 2022 (its current termination date) to hold a special meeting to obtain the requisite stockholder approval of, and to consummate, the Business Combination. Management believes that it can close the Business Combination before February 8, 2023 (i.e., the end of the first three-month extension period). Under the circumstances, Digital Health Acquisition Group, LLC (the “Sponsor”) or its designees has agreed to loan to us $350,000 (the “Extension Loan”), which amount will be deposited into the trust account.
You are not being asked to vote on any business combination at this time. If the Charter Amendment and Trust Amendment proposals are implemented and you do not elect to redeem your public shares now, you will retain the right to vote the Business Combination when it is submitted to stockholders and the right to redeem your public shares into a pro rata portion of the Trust Account in the event a business combination is approved and completed (as long as your election is made at least two (2) business days prior to the meeting at which the stockholders’ vote is sought) or the Company has not consummated the business combination by the Extended Termination Date.
Holders (“public stockholders”) of the Company’s common stock $0.0001, par value per share (“public shares”), may elect to redeem their shares for their pro rata portion of the funds available in the trust account in connection with the Charter Amendment Proposal (the “Election”) regardless of whether or how such public stockholders vote with respect to the Charter Amendment Proposal. However, the Company will not proceed with the Charter Amendment Proposal or the Trust Amendment Proposal if the redemption of public shares in connection therewith would cause the Company to have net tangible assets of less than $5,000,001. If the Charter Amendment Proposal and Trust Amendment Proposal are approved by the requisite vote of stockholders, the remaining public stockholders will retain their right to redeem their public shares for their pro rata portion of the funds available in the trust account when the Business Combination is submitted to the stockholders. Furthermore, if the Charter Amendment Proposal and the Trust Amendment Proposal are approved and the Extension or any additional extension(s) is implemented, then in accordance with the terms of that certain investment management trust agreement, dated as of November 3, 2021, by and between the Company and Continental Stock Transfer & Trust Company (as amended, the “Trust Agreement”), the trust account will not be liquidated (other than to effectuate the redemptions) until the earlier of (a) receipt by the trustee of a termination letter (in accordance with the terms of the Trust Agreement) or (b) the Extended Termination Date.
Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the vote is taken with respect to the Charter Amendment Proposal and the Trust Amendment Proposal. Furthermore, if a holder of a public share delivered its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that the transfer agent return the certificate (physically or electronically).
The withdrawal of funds from the trust account in connection with the Election will reduce the amount held in the trust account following the redemption, and the amount remaining in the trust account may be significantly reduced from the approximately $117.3 million that was in the trust account as of September 21, 2022.
If the Charter Amendment Proposal and the Trust Amendment Proposal are approved, the sponsor or its designees has agreed to loan to us $350,000 (the “Extension Loan”), which amount will be deposited into the trust account. The Extension Loan is conditioned upon the implementation of the Charter Amendment Proposal and the Trust Amendment Proposal. The Extension Loan will not occur if the Charter Amendment Proposal and the Trust Amendment Proposal are not approved, or the Extension is not completed. The Extension Loan will not bear interest and will be repayable by us to the sponsor or its designees upon consummation of a Business Combination. If the sponsor or its designees advises us that it does not intend to make the Extension Loan, then the Charter Amendment Proposal, the Trust Amendment Proposal and the Adjournment Proposal will not be put before the stockholders at the special meeting and, unless the Company can complete the Business Combination by November 8, 2022, we will dissolve and liquidate in accordance with our charter.
If the Charter Amendment Proposal and the Trust Amendment Proposal are not approved and we do not consummate a Business Combination by November 8, 2022, in accordance with our charter, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to the Company to pay franchise and income taxes (less up to $100,000 of the net interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
Subject to the foregoing, the affirmative vote of at least 65% of the outstanding shares of the Company’s common stock is required to approve the Charter Amendment Proposal and the Trust Amendment Proposal. Approval of the Adjournment Proposal require the affirmative vote of holders of the majority of the votes cast by stockholders represented via the remote platform or by proxy at the special meeting. Our Board will abandon and not implement the Charter Amendment Proposal or the Trust Amendment Proposal unless our stockholders approve both the Charter Amendment Proposal and the Trust Amendment Proposal. Notwithstanding stockholder approval of the Charter Amendment Proposal and the Trust Amendment

Proposal, our Board will retain the right to abandon and not implement the Charter Amendment or Trust Amendment at any time without any further action by our stockholders.
Only holders of record of our common stock at the close of business on September [•], 2022 are entitled to notice of the special meeting and to vote at the special meeting and any adjournments or postponements of the special meeting.
After careful consideration of all relevant factors, the Board of Directors has determined that each of the proposals are advisable and recommends that you vote or give instruction to vote “FOR” such proposals.
Voting Rights and Revocation of Proxies
The record date with respect to this solicitation is the close of business on September [•], 2022 (the “Record Date”) and only stockholders of record at that time will be entitled to vote at the Special Meeting and any adjournment or adjournments thereof.
The shares of Common Stock represented by all validly executed proxies received in time to be taken to the Special Meeting and not previously revoked will be voted at the meeting. This proxy may be revoked by the stockholder at any time prior to its being voted by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. We intend to release this Proxy Statement and the enclosed proxy card to our stockholders on or about October [•], 2022.
Dissenters’ Right of Appraisal
Holders of shares of our Common Stock do not have appraisal rights under Delaware law or under the governing documents of the Company in connection with this solicitation.
Outstanding Shares and Quorum
The number of outstanding shares of Common Stock entitled to vote at the Special Meeting is [•]. Each share of Common Stock is entitled to one vote. The presence represented by virtual attendance or by proxy at the Special Meeting of the holders of 7,466,000 shares, or a majority of the number of outstanding shares of Common Stock, will constitute a quorum. There is no cumulative voting. Shares that abstain or for which the authority to vote is withheld on certain matters (so-called “broker non-votes”) will be treated as present for quorum purposes on all matters.
Broker Non-Votes
Holders of shares of our Common Stock that are held in street name must instruct their bank or brokerage firm that holds their shares how to vote their shares. If a stockholder does not give instructions to his or her bank or brokerage firm, it will nevertheless be entitled to vote the shares with respect to “routine” items, but it will not be permitted to vote the shares with respect to “non-routine” items. In the case of a non-routine item, such shares will be considered “broker non-votes” on that proposal.
Proposal 1 (Charter Amendment) is a matter that we believe will be considered “non-routine.”
Proposal 2 (Trust Amendment) is a matter that we believe will be considered “non-routine.”
Proposal 3 (Adjournment) is a matter that we believe will be considered “routine.”
Banks or brokerages cannot use discretionary authority to vote shares on Proposal 1 or 2 if they have not received instructions from their clients. Please submit your vote instruction form so your vote is counted.

Required Votes for Each Proposal to Pass
Assuming the presence of a quorum at the Special Meeting:
Proposal	Vote Required	Broker Discretionary Vote Allowed
Charter Amendment	At least sixty-five percent (65%) of outstanding shares of Common Stock	No
Trust Amendment	At least sixty-five percent (65%) of outstanding shares of Common Stock	No
Adjournment	Majority of the outstanding shares represented by virtual attendance or by proxy and entitled to vote thereon at the Special Meeting	Yes
Abstentions and broker non-votes will count as a vote against the first two proposals, but will not have an effect on the Adjournment Proposal assuming a quorum is present.
Voting Procedures
Each share of our Common Stock that you own in your name entitles you to one vote on each of the proposals for the Special Meeting. Your proxy card shows the number of shares of our Common Stock that you own.
•
You can vote your shares in advance of the Special Meeting by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee to ensure that your shares are represented and voted at the Special Meeting. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of our Common Stock will be voted as recommended by our Board of Directors. Our Board of Directors recommends voting “FOR” the Charter Amendment Proposal, “FOR” the Trust Amendment Proposal and “FOR” the Adjournment Proposal.

•
You can attend the Special Meeting and vote virtually even if you have previously voted by submitting a proxy. However, if your shares of Common Stock are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of Common Stock.

Solicitation of Proxies
Your proxy is being solicited by our Board on the proposals being presented to stockholders at the Special Meeting. The Company has agreed to pay D.F. King & Co. its customary fee and out-of-pocket expenses. The Company will reimburse D.F. King & Co. for reasonable out-of-pocket expenses and will indemnify D.F. King & Co. and its affiliates against certain claims, liabilities, losses, damages and expenses. In addition to these mailed proxy materials, our directors and officers may also solicit proxies in person, by telephone or by other means of communication. These parties will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. You may contact D.F. King & Co. at:
D.F. King & Co.
48 Wall Street, 22nd Floor
New York, NY 10005
Telephone: (877) 536-1561
Brokers and Banks Call Collect: (212) 269-5550
All Others Call Toll-Free: (800) 290-6429
Email: DHAC@dfking.com

The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Special Meeting, will be borne by the Company.
Some banks and brokers have customers who beneficially own Common Stock listed of record in the names of nominees. We intend to request banks and brokers to solicit such customers and will reimburse them for their reasonable out-of-pocket expenses for such solicitations. If any additional solicitation of the holders of our outstanding Common Stock is deemed necessary, we (through our directors and officers) anticipate making such solicitation directly.
Delivery of Proxy Materials to Stockholders
Only one copy of this Proxy Statement will be delivered to an address where two or more stockholders reside with the same last name or who otherwise reasonably appear to be members of the same family based on the stockholders’ prior express or implied consent.
We will deliver promptly upon written or oral request a separate copy of this Proxy Statement. If you share an address with at least one other stockholder, currently receive one copy of our Proxy Statement at your residence, and would like to receive a separate copy of our Proxy Statement for future stockholder meetings of the Company, please specify such request in writing and send such written request to Digital Health Acquisition Corp., 980 N Federal Hwy #304, Boca Raton, FL 33432; Attention: Secretary, or call the Company promptly at (561) 672-7068.
If you share an address with at least one other stockholder and currently receive multiple copies of our Proxy Statement, and you would like to receive a single copy of our Proxy Statement, please specify such request in writing and send such written request to Digital Health Acquisition Corp., 980 N Federal Hwy #304, Boca Raton, FL 33432; Attention: Secretary.
Redemption Rights
Pursuant to our currently existing charter, our public shareholders shall be provided with the opportunity to redeem their public shares upon the approval of the Charter Amendment, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (less $100,000 of net interest to pay potential dissolution expenses), divided by the number of then outstanding public shares (if the redemption of public shares in connection therewith would not cause the Company to have net tangible assets of less than $5,000,001). If your redemption request is properly made and the Charter Amendment is approved, these shares will cease to be outstanding and will represent only the right to receive such amount. For illustrative purposes, based on funds in the Trust Account of approximately $117.3 million on September 21, 2022, the estimated per share conversion price would have been approximately $10.20.
In order to exercise your redemption rights, you must:
•
submit a request in writing prior to 5:00 p.m., Eastern time on October [•], 2022 (two business days before the Special Meeting) that we convert your public shares for cash to Continental Stock Transfer & Trust Company, our transfer agent, at the following address:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, NY 10004
Attn: Mark Zimkind
E-mail: mzimkind@continentalstock.com
and
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deliver your public shares either physically or electronically through The Depository Trust Company to our transfer agent at least two business days before the Special Meeting. Stockholders seeking to exercise their conversion rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their broker, bank or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your public shares as described above, your shares will not be redeemed.
Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests (and submitting shares to the transfer agent) and thereafter, with our consent, until the vote is taken with respect to the Charter Amendment. If you delivered your shares for redemption to our transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that our transfer agent return the shares. You may make such request by contacting our transfer agent at the phone number or address listed above.
Prior to exercising redemption rights, stockholders should verify the market price of our common stock, as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of our common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in our common stock when you wish to sell your shares.
If you exercise your redemption rights and the redemption is effectuated, your shares of our common stock will cease to be outstanding and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the trust account (less $100,000 of net interest to pay potential dissolution expenses). You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of the Company, if any. You will be entitled to receive cash for these shares only if you properly and timely request redemption.
If the Charter Amendment Proposal and the Trust Amendment Proposal are not approved and we do not consummate an initial Business Combination by November 8, 2022 (subject to the requirements of law), we will be required to dissolve and liquidate our trust account by returning the then remaining funds (less up to $100,000 of the net interest to pay dissolution expenses) in such account to the public stockholders, and our warrants to purchase common stock will expire worthless.
Holders of outstanding units must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares.
If you hold units registered in your own name, you must deliver to Continental Stock Transfer & Trust Company written instructions to separate such units into public shares and public warrants. This must be completed far enough in advance so that you may then exercise your redemption rights with respect to the public shares upon the separation of the public shares from the units.
If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC’s deposit withdrawal at custodian (DWAC) system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights with respect to the public shares upon the separation of the public shares from the units. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our voting securities by (i) each person who is known by us to be the beneficial owner of more than 5% of our issued and outstanding Common Stock, (ii) each of our officers and directors, and (iii) all of our officers and directors as a group as of June 30, 2022.
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock	Approximate Percentage of Outstanding Shares of Common Stock
Five Percent Holders of DHAC and the Combined Company
Digital Health Sponsor LLC (our sponsor)(2)	2,630,250	17.61%
Beryl Capital Partners II LP(3)	759,328	5.09%
Saba Capital Management, L.P.(4)	1,016,963	6.81%
Directors and Named Executive Officers of DHAC
Scott Wolf(5)	175,000	1.17%
Daniel Sullivan	75,000	*
Brent Willis	8,625	*
Frank Ciufo	8,625	*
George McNellage	8,625	*
Scott Metzger	8,625	*

*
Less than 1%.

(1)
The business address of each of the individuals is c/o Digital Health Acquisition Corp., 980 N Federal Hwy #304, Boca Raton, FL 33432.

(2)
Our sponsor is the record holder of the shares of common stock reported herein. Our affiliate, Mr. Lawrence Sands, is the manager of our sponsor and as such may be deemed to have sole voting and investment discretion with respect to the common stock held by our sponsor. Mr. Sands disclaims any beneficial ownership of the securities held by Digital Health Sponsor LLC other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(3)
Based on a Schedule 13G filed November 16, 2021, as amended by Amendment No. 1 to Schedule 13G filed February 11, 2022, Beryl Capital Management LLC (“Beryl”), Beryl Capital Management LP (“Beryl GP”), and David A. Witkin (“Witkin”) have shared voting power over, and may deemed to be the beneficial owner of, 847,737 shares of Common Stock. Beryl Capital Partners II LP (the “Partnership” and together with Beryl, Beryl GP and Witkin, the “Beryl Funds”) has shared voting power over, and may deemed to be the beneficial owner of, 759,328 shares of Common Stock. The address of the Beryl Funds is c/o 1611 S. Catalina Ave., Suite 309, Redondo Beach, CA 90277.

(4)
Based on a Schedule 13G filed May 13, 2022, Saba Capital Management, L.P., (“Saba Capital”), Saba Capital Management GP, LLC, (“Saba GP”), and Mr. Boaz R. Weinstein have shared voting power over, and may deemed to be the beneficial owner of 1,016,963 shares of Common Stock.

(5)
All common stock owned of record by the Scott J. and Kelley H. Wolf Family Trust. Mr. Wolf and his wife, Kelley H. Wolf, are trustees of the Scott J. and Kelley H. Wolf Family Trust and may be deemed to have shared voting and investment discretion with respect to shares of common stock held by the Scott J. and Kelley H. Wolf Family Trust. The address of the Scott J. and Kelley H. Wolf Family Trust is 319 Trenton Way, Menlo Park, CA 94025.

PROPOSAL 1: THE CHARTER AMENDMENT
The proposed Charter Amendment would amend the Company’s charter to (a) extend the date by which the Company has to consummate a Business Combination for an additional three (3) months, from November 8, 2022 to February 8, 2023, (b) provide the Board the ability to further extend the date by which the Company has to consummate a Business Combination up to three (3) additional times for three (3) months each time, for a maximum of nine (9) additional months if our sponsor pays an Extension Fee in an amount equal $350,000 for each three-month extension, which amount shall be deposited in the Trust Account; provided, that if as of the time of an extension the Company has filed a Form S-4 or F-4 registration statement under the Securities Act or a proxy, information or tender offer statement with the Securities and Exchange Commission in connection with such initial business combination, then no Extension Fee would be required in connection with such extension; provided further, that for each three-month extension (if any) following such extension where no deposit into the Trust Account or other payment has been made, our sponsor or its affiliates or designees would be required to deposit an Extension Fee into the Trust Account and (c) allow for the Company to provide redemption rights to the Company’s public stockholders in accordance with the requirements of the amended and restated certificate of incorporation without complying with the tender offer rules. “Extended Termination Date” means February 8, 2023, or in the case of one or more further extensions of the termination date as described above, then May 8, 2023, August 8, 2023 or November 8, 2023 as the case may be. As with potential redemptions in connection with an initial Business Combination, the Charter Amendment Proposal would restrict redemption rights in connection with any further amendment of the charter with respect to 20% or more of our public shares. The complete text of the proposed amendment is attached to this proxy statement as Annex A. All stockholders are encouraged to read the proposed amendment in its entirety for a more complete description of its terms.
Reasons for the Proposed Charter Amendment
The Company is proposing to amend its charter to extend the date by which it has to consummate a Business Combination from November 8, 2022 to the Extended Termination Date.
The Charter Amendment is essential to allowing the Company more time to finalize the terms and consummate the Business Combination. Approval of the Charter Amendment is a condition to the implementation of the Extension. While we are currently working on finalizing the terms of the Business Combination, the Board currently believes that there will not be sufficient time before November 8, 2022 to complete the Business Combination. Accordingly, the Board believes that in order to be able to consummate the Business Combination, we will need to obtain the Extension. Therefore, the Board has determined that it is in the best interests of our stockholders to extend the date by which the Company has to consummate a Business Combination to the Extended Termination Date.
As previously announced, DHAC entered into an Agreement and Plan of Merger dated June 15, 2022, as amended on August 9, 2022 (the “Business Combination Agreement,” and together with the other agreements and transactions contemplated by the Business Combination Agreement, the “Business Combination”), with DHAC Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of DHAC (“Merger Sub I”), DHAC Merger Sub II, Inc., a Texas corporation and a wholly owned subsidiary of DHAC (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”), VSee Lab, Inc., a Delaware corporation (“VSee”) and iDoc Virtual Telehealth Solutions, Inc., a Texas corporation (“iDoc”). Pursuant to the terms of the Business Combination Agreement, Merger Sub I will merge with and into VSee (the “VSee Merger”), with VSee surviving the VSee Merger as a wholly owned subsidiary of DHAC, and Merger Sub II will merge with and into iDoc (the “iDoc Merger” and, together with the VSee Merger, the “Mergers”), with iDoc surviving the iDoc Merger as a wholly owned subsidiary of DHAC. At the effective time of the Mergers (the “Effective Time”), DHAC will change its name to VSee Health, Inc. The Board of Directors of DHAC has unanimously (i) approved and declared advisable the Business Combination Agreement, the Mergers and the other transactions contemplated thereby, and (ii) resolved to recommend approval of the Business Combination Agreement and related matters by the stockholders of DHAC. DHAC will hold a meeting of stockholders to consider and approve the proposed Business Combination and a proxy statement/prospectus/consent solicitation will be sent to all DHAC stockholders.
DHAC and other parties to the Business Combination Agreement are currently working towards satisfaction of the conditions to completion of the Business Combination, including drafting the necessary filings with the U.S. Securities and Exchange Commission related to the transaction, but have determined that there will not be sufficient time before November 8, 2022 (its current termination date) to hold a special meeting to obtain the requisite stockholder approval of, and to consummate, the Business Combination. Management believes that it can close the Business Combination before February 8, 2023 (i.e., the end of the first three-month extension period). Under the circumstances, Digital Health Acquisition Group, LLC (the “Sponsor”) or its designees has agreed to loan to us $350,000 (the “Extension Loan”), which amount will be deposited into the trust account.
If the Charter Amendment Proposal and the Trust Amendment Proposal are both approved and the Extension is implemented, then in accordance with the terms of the Trust Agreement, the trust account will not be liquidated (other than to effectuate the redemptions) until the earlier of (a) receipt by the trustee of a termination letter (in accordance with the terms of the Trust Agreement) or (b) the Extended Termination Date.
If the Charter Amendment Proposal and the Trust Amendment Proposal are not approved and we have not consummated a Business Combination by November 8, 2022, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to the Company to pay franchise and income taxes (less up to $100,000 of the net interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no distribution from the trust account with respect to our warrants which will expire worthless in the event we wind up.
The sponsor is not controlled by, or has substantial ties with a non-U.S. person. We do not expect DHAC or the post-combination company to be considered a “foreign person” under the regulations administered by the Committee on Foreign Investment in the United States (CFIUS).
You are not being asked to vote on any business combination at this time. If the Charter Amendment and Trust Amendment are implemented and you do not elect to redeem your public shares now, you will retain the right to vote the Business Combination when it is submitted to stockholders and the right to redeem your public shares into a pro rata portion of the Trust Account in the event a business combination is approved (as long as your election is made at least two (2) business days prior to the meeting at which the stockholders’ vote is sought) and completed or the Company has not consummated the business combination by the Extended Termination Date.
In connection with the Charter Amendment Proposal, public stockholders may elect (the “Election”) to redeem their shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to DHAC to pay franchise and income taxes, divided by the number of then outstanding public shares, regardless of whether such public stockholders vote “FOR” or “AGAINST” the Charter Amendment Proposal or the Trust Amendment Proposal, and an Election can also be made by public stockholders who do not vote, or do not instruct their broker or bank how to vote, at the Special Meeting. Public stockholders may make an Election regardless of whether such public stockholders were holders as of the record date. If the Charter Amendment Proposal, the Trust Amendment Proposal and the Adjournment Proposal are approved by the requisite vote of stockholders, the remaining holders of public shares will retain their right to redeem their public shares when the proposed business combination is submitted to the stockholders, subject to any limitations set forth in our charter, as amended by the Charter Amendment (as long as their election is made at least two (2) business days prior to the meeting at which the stockholders’ vote is sought). However, DHAC will not proceed with the Charter Amendment if the redemption of public shares in connection therewith would cause DHAC to have net tangible assets of less than $5,000,001. Each redemption of shares by our public stockholders will decrease the amount in our Trust Account, which held approximately $117.3 million of marketable securities as of September 21, 2022. In addition, public stockholders who do not make the Election would be entitled to have their shares redeemed for cash if DHAC has not completed a business combination by the applicable termination date. Our sponsor, our officers and directors and our other initial stockholders, own an aggregate of 2,875,000 shares of our common stock, which we refer to as the “Founder Shares”, that were issued prior to our IPO.
To exercise your redemption rights, you must tender your shares to the Company’s transfer agent at least two business days prior to the Special Meeting (or October [•], 2022). You may tender your shares by either delivering your share certificate to the transfer agent or by delivering your shares electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system. If you hold your shares in street name, you will need to instruct your bank, broker or other nominee to withdraw the shares from your account in order to exercise your redemption rights. The redemption rights include the requirement that a stockholder must identify itself in writing as a beneficial holder and provide its legal name, phone number, and address in order to validly redeem its public shares.
As of September 21, 2022, there was approximately $117.3 million in the Trust Account. If the Charter Amendment Proposal and the Trust Amendment Proposal are approved and the Company extends the business combination period to February 8, 2023, with three additional 3-month extensions each time after February 8, 2023, the redemption price per share at the meeting for the Business Combination or the Company’s subsequent liquidation will be approximately $10.23 per share (assuming one 3-month extension, without taking into account any interest), in comparison to the current redemption price of approximately $10.20 per share under the terms of our Current Charter and Trust Agreement.
United States Federal Income Tax Consequences for Stockholders Exercising Redemption Rights
THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND SHOULD NOT BE CONSTRUED AS TAX ADVICE. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF MAKING OR NOT MAKING THE ELECTION, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX RULES AND POSSIBLE CHANGES IN LAWS THAT MAY AFFECT THE TAX CONSEQUENCES DESCRIBED IN THIS PROXY STATEMENT.
U.S. Holders
This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of Common Stock who or that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income tax purposes regardless of its source; or

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a trust, if (A) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (B) the trust validly elected to be treated as a United States person for U.S. federal income tax purposes.

Taxation of Distributions.   If a U.S. holder’s conversion of shares of Common Stock is treated as a distribution, such distributions will generally constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described below under the section entitled “— U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.”
Dividends received by a U.S. holder that is a taxable corporation will generally qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends received by a non-corporate U.S. holder will generally constitute “qualified dividends” that will be subject to tax at the maximum tax rate applicable to long-term capital gains.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.   If a U.S. holder’s conversion of shares of Common Stock is treated as a sale or other taxable disposition, a U.S. holder will generally recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the shares of Common Stock converted. Any such capital gain or loss will generally be long-term capital gain or loss if the U.S. holder’s holding period for the Common Stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its Common Stock so disposed of. A U.S. holder’s adjusted tax basis in its Common Stock will generally equal the U.S. holder’s acquisition cost less any prior distributions paid to such U.S. holder with respect to its shares of Common Stock treated as a return of capital. If the holder purchased an investment unit consisting of both shares and warrants, the cost of such unit must be allocated between the shares and warrants that comprised such unit based on their relative fair market values at the time of the purchase. Calculation of gain or loss must be made separately for each block of shares owned by a U.S. holder. Any U.S. holder who has tendered all of his actually owned shares for conversion but continues to hold warrants after the conversion will generally not be considered to have experienced a complete termination of his interest in the Company.
Non-U.S. Holders
This section applies to you if you are a “non-U.S. holder.” A non-U.S. holder is a beneficial owner of our Common Stock who or that is, for U.S. federal income tax purposes:
•
a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

•
a foreign corporation; or

•
an estate or trust that is not a U.S. holder;

but does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of a conversion.
Taxation of Distributions.   If a non-U.S. holder’s conversion of shares of Common Stock is treated as a distribution, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), such distribution will constitute a dividend for U.S. federal income tax purposes and, provided such dividend is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of thirty percent (30%), unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and timely provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described below under the section entitled “— Non-U.S. holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.”
The withholding tax described above does not apply to a dividend paid to a non-U.S. holder who provides an IRS Form W-8ECI, certifying that such dividend is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividend will be subject to regular U.S. federal income tax as if the non-U.S. holder were a U.S. holder, subject to an applicable income tax treaty providing otherwise. A non-U.S. holder that is a corporation for U.S. federal income tax purposes and is receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of thirty percent (30%) (or a lower applicable treaty rate).
Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.   If a non-U.S. holder’s conversion shares of Common Stock is treated as a sale or other taxable disposition, subject to the discussions of FATCA and backup withholding, below a non-U.S. holder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock, unless:
•
the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the non-U.S. holder); or

•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held our Common Stock, and, in the case where shares of our Common Stock are regularly traded on an established securities market, the non-U.S. holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such non-U.S. holder’s holding period for the shares of our Common Stock.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the non-U.S. holder were a U.S. resident. In the event the non-U.S. holder is a corporation for U.S. federal income tax purposes, such gain may also be subject to an additional “branch profits tax” at a thirty percent (30%) rate (or lower treaty rate).
If the second bullet point above applies to a non-U.S. holder, gain recognized by such holder on the sale, exchange or other taxable disposition of shares of our Common Stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, unless our Common Stock is regularly traded on an established securities market, a buyer of our Common Stock (we would be treated as a buyer with respect to a conversion of Common Stock) may be required to withhold U.S. federal income tax at a rate of fifteen percent (15%) of the amount realized upon such disposition. There can be no assurance that our Common Stock will be treated as regularly traded on an established securities market. We believe that we are not and have not been at any time since our formation a United States real property holding company and we do not expect to be a United States real property holding corporation immediately after the Charter Extension is completed.
FATCA Withholding Taxes.   Provisions commonly referred to as “FATCA” impose withholding of thirty percent (30%) on payments of dividends (including constructive dividends received pursuant to a conversion of stock) on our Common Stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN or W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. non-U.S. holders should consult their tax advisors regarding the effects of FATCA on a conversion of Common Stock.
Information Reporting and Backup Withholding
Generally, information returns will be filed with the IRS in connection with payments resulting from a conversion shares of Common Stock.
Backup withholding of tax may apply to cash payments to which a non-U.S. holder is entitled in connection with a conversion of shares of Common Stock, unless the non-U.S. holder submits an IRS Form W-8BEN (or other applicable IRS Form W-8), signed under penalties of perjury, attesting to such non-U.S. holder’s status as non-U.S. person.

The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
Vote Required for Approval
The affirmative vote of holders of at least 65% of the outstanding shares of our common stock is required to approve the Charter Amendment. Broker non-votes, abstentions or the failure to vote on the Charter Amendment will have the same effect as a vote “AGAINST” the Charter Amendment.
You are not being asked to vote on any business combination at this time. If the Charter Amendment and Trust Amendment are implemented and you do not elect to redeem your public shares now, you will retain the right to vote the Business Combination when it is submitted to stockholders and the right to redeem your public shares into a pro rata portion of the Trust Account in the event a business combination is approved (as long as your election is made at least two (2) business days prior to the meeting at which the stockholders’ vote is sought) and completed or the Company has not consummated the business combination by the Extended Termination Date.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE CHARTER AMENDMENT.

PROPOSAL 2: THE TRUST AMENDMENT
The Trust Amendment
The proposed Trust Amendment would amend our existing Investment Management Trust Agreement (the “Trust Agreement”), dated as of November 3, 2021, by and between the Company and Continental Stock Transfer & Trust Company (the “Trustee”), (i) allowing the Company to extend the business combination period from November 8, 2022 to February 8, 2023 and up to three (3) times for an additional three (3) month each time from February 8, 2022 to November 8, 2023 (the “Trust Amendment”) and (ii) updating certain defined terms in the Trust Agreement. A copy of the proposed Trust Amendment is attached to this proxy statement as Annex B. All shareholders are encouraged to read the proposed amendment in its entirety for a more complete description of its terms.
Reasons for the Trust Amendment
The purpose of the Trust Amendment is to give the Company the right to extend the business combination period from November 8, 2022 to February 8, 2023 and up to three (3) times for an additional three (3) month each time from February 8, 2022 to November 8, 2023 and to update certain defined terms in the Trust Agreement.
The Company’s current Trust Agreement provides that the Company has until 12 months after the closing of the IPO, and such later day as may be approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation to terminate the Trust Agreement and liquidate the Trust Account. The Trust Amendment will make it clear that the Company has until the Extended Termination Date, as defined in the Charter Amendment, to terminate the Trust Agreement and liquidate the Trust Account. The Trust Amendment also ensures that certain terms and definitions as used in the Trust Agreement are revised and updated according to the Charter Amendment.
If the Trust Amendment is not approved and we do not consummate an initial Business Combination by November 8, 2022 (subject to the requirements of law), we will be required to dissolve and liquidate our trust account by returning the then remaining funds (less up to $100,000 of the net interest to pay dissolution expenses) in such account to the public stockholders, and our warrants to purchase common stock will expire worthless.
If the Trust Amendment Is Approved
If the Charter Amendment Proposal and the Trust Amendment Proposal are approved, the amendment to the Trust Agreement in the form of Annex B hereto will be executed and the Trust Account will not be disbursed except in connection with our completion of the Business Combination or in connection with our liquidation if we do not complete an initial business combination by the applicable termination date. The Company will then continue to attempt to consummate a business combination until the applicable Extended Termination Date or until the Company’s Board of Directors determines in its sole discretion that it will not be able to consummate an initial business combination by the applicable Extended Termination Date and does not wish to seek an additional extension.
Vote Required for Approval
The affirmative vote of holders of at least 65% of the outstanding shares of our common stock is required to approve the Trust Amendment. Broker non-votes, abstentions or the failure to vote on the Trust Amendment will have the same effect as a vote “AGAINST” the Trust Amendment.
Our Board will abandon and not implement the Trust Amendment Proposal unless our stockholders approve both the Charter Amendment Proposal and the Trust Amendment Proposal. This means that if one proposal is approved by the stockholders and the other proposal is not, neither proposal will take effect. Notwithstanding stockholder approval of the Charter Amendment and Trust Amendment, our Board will retain the right to abandon and not implement the Charter Amendment and Trust Amendment at any time without any further action by our stockholders.

You are not being asked to vote on any business combination at this time. If the Trust Amendment is implemented and you do not elect to redeem your public shares now, you will retain the right to vote on a proposed business combination when it is submitted to stockholders and the right to redeem your public shares into a pro rata portion of the Trust Account in the event a business combination is approved and completed (as long as your election is made at least two (2) business days prior to the meeting at which the stockholders’ vote is sought) or the Company has not consummated the business combination by the Extended Termination Date.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE TRUST AMENDMENT PROPOSAL.

PROPOSAL 3: THE ADJOURNMENT PROPOSAL
The Adjournment Proposal, if adopted, will allow our board of directors to adjourn the special meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Charter Amendment Proposal and the Trust Amendment Proposal.
Consequences if the Adjournment Proposal is Not Approved
If the Adjournment Proposal is not approved by our stockholders, our board of directors may not be able to adjourn the special meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Charter Amendment Proposal and the Trust Amendment Proposal.
Vote Required for Approval
The approval of the Adjournment Proposal requires the affirmative vote of holders of the majority of the votes cast by stockholders represented via the remote platform or by proxy at the special meeting. Accordingly, if a valid quorum is otherwise established, a stockholder’s failure to vote by proxy or online at the special meeting will have no effect on the outcome of any vote on the Adjournment Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the outcome of the Adjournment Proposal.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

WHERE YOU CAN FIND MORE INFORMATION
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at www.sec.gov.
This Proxy Statement describes the material elements of relevant contracts, exhibits and other information attached as annexes to this Proxy Statement. Information and statements contained in this Proxy Statement are qualified in all respects by reference to the copy of the relevant contract or other document included as an annex to this document.
You may obtain additional copies of this Proxy Statement, at no cost, and you may ask any questions you may have about the Charter Amendment, the Trust Amendment or the Adjournment by contacting us at the following address or telephone number:
Digital Health Acquisition Corp.
980 N Federal Hwy #304
Boca Raton, FL, 33432
(561) 672-7068
You may also obtain these documents at no cost by requesting them in writing or by telephone from the Company’s proxy solicitation agent at the following address and telephone number:
D.F. King & Co.
48 Wall Street, 22nd Floor
New York, NY 10005
Telephone: (877) 536-1561
Brokers and Banks Call Collect: (212) 269-5550
All Others Call Toll-Free: (800) 290-6429
Email: DHAC@dfking.com
In order to receive timely delivery of the documents in advance of the Special Meeting, you must make your request for information no later than [•], 2022.

Annex A
PROPOSED AMENDMENT
TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
DIGITAL HEALTH ACQUISITION CORP.
[•], 2022
Digital Health Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:
1.
The name of the Corporation is “Digital Health Acquisition Corp.”. The original certificate of incorporation was filed with the Secretary of State of the State of Delaware on March 30, 2021. The Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”) was filed with the Secretary of State of the State of Delaware on November 3, 2021.

2.
This Amendment to the Amended and Restated Certificate of Incorporation amends the Amended and Restated Certificate.

3.
This Amendment to the Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation and the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4.
The Amended and Restated Certificate of Incorporation shall be amended as follows:

a.
Section 9.1(b) is hereby amended and restated in its entirety as follows:

“(b)   Immediately after the Offering, a certain amount of the net offering proceeds received by the Corporation in the Offering (including the proceeds of any exercise of the underwriters’ over-allotment option) and certain other amounts specified in the Corporation’s registration statement on Form S-1, as initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 14, 2021, as amended (the “Registration Statement”), shall be deposited in a trust account (the “Trust Account”), established for the benefit of the Public Stockholders (as defined below) pursuant to a trust agreement described in the Registration Statement (the “Trust Agreement”). Except for the withdrawal of interest to pay taxes (less up to $100,000 interest to pay dissolution expenses), none of the funds held in the Trust Account (including the interest earned on the funds held in the Trust Account) will be released from the Trust Account until the earliest to occur of (i) the completion of the initial Business Combination, (ii) the redemption of 100% of the Offering Shares (as defined below) if the Corporation is unable to complete its initial Business Combination within 15 months from the closing of the Offering (or, if the Office of the Delaware Division of Corporations shall not be open for business (including filing of corporate documents) on such date the next date upon which the Office of the Delaware Division of Corporations shall be open (or such a later date pursuant to the extension set forth under Section 9.1(c), the “Deadline Date”) and (iii) the redemption of shares in connection with a stockholder vote to amend any provisions of this Amended and Restated Certificate (a) to modify the substance or timing of the Corporation’s obligation to provide for the redemption of the Offering Shares in connection with an initial Business Combination to redeem 100% of such shares if the Corporation has not consummated an initial Business Combination by the Deadline Date or (b) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity (as described in Section 9.7). Holders of shares of Common Stock included as part of the units sold in the Offering (the “Offering Shares”) (whether such Offering Shares were purchased in the Offering or in the secondary market following the Offering and whether or not such holders are the Sponsor or officers or directors of the Corporation, or affiliates of any of the foregoing) are referred to herein as “Public Stockholders.””

b.
The following text is hereby added to Section 9.1 as a new paragraph (c):

“(c)   The Board may extend the date by which the Corporation has to consummate an initial Business Combination up to three (3) additional times for three (3) months each time, for a maximum of nine (9) additional months if the Sponsor pays $350,000 for each three-month extension (the “Extension Fee”), which amount shall be deposited in the Trust Account; provided, that if as of the time of an extension in accordance with this Section 9.1(c) the Corporation has filed a Form S-4 or F-4 registration statement under the Securities Act of 1933, as amended, or a proxy, information or tender offer statement with the SEC in connection with the initial Business Combination, then no deposit into the Trust Account or other payment would be required in connection with such extension; provided further that for each three-month extension (if any) following such extension where no deposit into the Trust Account or other payment has been made, the Sponsor or its affiliates or designees would be required to deposit an Extension Fee into the Trust Account.”
c.
The first sentence of Section 9.2(b) is hereby amended and restated in its entirety as follows:

“If the Corporation offers to redeem the Offering Shares other than in conjunction with a stockholder vote on an initial Business Combination with a proxy solicitation pursuant to Regulation 14A of the Exchange Act (or any successor rules or regulations) and filing proxy materials with the SEC or on an amendment to Section 9.1 hereof with a proxy solicitation, in either case, the Corporation shall offer to redeem the Offering Shares upon the consummation of the initial Business Combination, subject to lawfully available funds therefor, in accordance with the provisions of Section 9.2(a) hereof pursuant to a tender offer in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act (or any successor rule or regulation) (such rules and regulations hereinafter called the “Tender Offer Rules”) which it shall commence prior to the consummation of the initial Business Combination and shall file tender offer documents with the SEC prior to the consummation of the initial Business Combination that contain substantially the same financial and other information about the initial Business Combination and the Redemption Rights as is required under Regulation 14A of the Exchange Act (or any successor rule or regulation) (such rules and regulations hereinafter called the “Proxy Solicitation Rules”), even if such information is not required under the Tender Offer Rules; provided, however, that if a stockholder vote is required by law to approve the proposed initial Business Combination, or the Corporation decides to submit the proposed initial Business Combination to the stockholders for their approval for business or other legal reasons, the Corporation shall offer to redeem the Offering Shares, subject to lawfully available funds therefor, in accordance with the provisions of Section 9.2(a) hereof in conjunction with a proxy solicitation pursuant to the Proxy Solicitation Rules (and not the Tender Offer Rules) at a price per share equal to the Redemption Price calculated in accordance with the following provisions of this Section 9.2(b).”
d.
Section 9.2(c) is hereby amended and restated in its entirety as follows:

“(c)   If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on an (i) initial Business Combination with a proxy solicitation or (ii) amendment to Section 9.1(c) hereof with a proxy solicitation, a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 (d)(3) of the Exchange Act), shall be restricted from seeking Redemption Rights with respect to more than the aggregate of 20% or more of the Offering Shares without the prior consent of the Corporation.”

IN WITNESS WHEREOF, Digital Health Acquisition Corp. has caused this Amendment to the Amended and Restated Certificate to be duly executed in its name and on its behalf by an authorized officer as of the date first set above.
Digital Health Acquisition Corp.
By:

Name: Scott Wolf
Title:   Chief Executive Officer

Annex B
PROPOSED AMENDMENT
TO THE
INVESTMENT MANAGEMENT TRUST AGREEMENT
This Amendment No. 1 (this “Amendment”), dated as of                  , 2022, to the Investment Management Trust Agreement (as defined below) is made by and between Digital Health Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company, as trustee (“Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.
WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement dated as of November 3, 2021 (the “Trust Agreement”);
WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein;
WHEREAS, at an special meeting of the Company held on                  , 2022, the Company’s stockholders approved (i) a proposal to amend the Company’s amended and restated certificate of incorporation (the “A&R COI”) extending the date by which the Company has to consummate a business combination from November 8, 2022 to February 8, 2023 and giving the Company the right to further extend such date by which it has to consummate a business combination three (3) times for additional three (3) months each time, from February 8, 2023 to November 8, 2023 (i.e., for a period of time ending 12 months from the consummation of its initial public offering); and (ii) a proposal to amend the Trust Agreement requiring the Company to, if applicable, deposit $350,000 for each three-month extension from November 8, 2022, subject to the terms and conditions of the A&R COI, as amended, and the Trust Agreement, and updating related defined terms; and
NOW THEREFORE, IT IS AGREED:
1.
Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

“(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer, President, Vice President, Secretary or Chairman of the board of directors of the Company (the “Board”) or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest not previously released to the Company to pay its taxes (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses in the case of a Termination Letter in the form of Exhibit B hereto), only as directed in the Termination Letter and the other documents referred to therein, or (y) upon the date which is, the later of (1) 15 months after the closing of the Offering, or up to 24 months after the closing of the Offering if the Company were to exercise the 3 three-month extensions described in the Company’s amended and restated certificate of incorporation (as amended, the “Amended and Restated Certificate of Incorporation”), and (2) such later date as may be approved by the Company’s stockholders in accordance with the Company’s Amended and Restated Certificate of Incorporation if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the form of letter attached hereto as Exhibit B and the Property in the Trust Account, including interest not previously released to the Company to pay its taxes (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses) shall be distributed to the Public Stockholders of record as of such date; provided, however, that in the event the Trustee receives a Termination Letter in a form substantially similar to Exhibit B hereto, or if the Trustee begins to liquidate the Property because it has received no such Termination Letter by the date specified in clause (y) of this Section 1(i), the Trustee shall keep the Trust Account open until twelve (12) months following the date the Property has been distributed to the Public Stockholders;”

2.
A new Section 1(m) shall be added as follows:

“(m) Upon receipt of an extension letter (“Extension Letter”) substantially similar to Exhibit E hereto at least five business days prior to the application termination date (as may be extended in accordance with Section 1(i), signed on behalf of the Company by an executive officer, and receipt of the dollar amount specified in the Extension Letter on or prior to such termination date (if and as applicable), to follow the instructions set forth in the Extension Letter.”
3.
The following defined terms in the Trust Agreement shall be amended and restated in their entirety:

“Deferred Discount” shall mean pursuant to the Underwriting Agreement, up to $3,800,000, or $4,370,000 if the Underwriter’s over-allotment option is exercised in full, attributable to a business combination fee that will be payable by the Company in accordance with the Underwriting Agreement to the Underwriter upon and concurrently with the consummation of the Business Combination (as defined below).
“Trust Agreement” shall mean that certain Investment Management Trust Agreement dated November 3, 2021 between Digital Health Acquisition Corp. and Continental Stock Transfer & Trust Company, as amended by the First Amendment to Investment Management Trust Agreement dated [           ], 2022.”
“Underwriting Agreement” shall mean that certain Underwriting Agreement dated November 3, 2021 between Digital Health Acquisition Corp. and A.G.P./Alliance Global Partners, as amended from time to time.”
4.
The term “Property” shall be deemed to include any Extension Fee paid to the Trust Account in accordance with the terms of the Amended and Restated Certificate of Incorporation and the Trust Agreement.

5.
A new Exhibit E of the Trust Agreement is hereby added as follows:

[Letterhead of Company]
[Insert date]
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, N.Y. 10004
Attn: Francis Wolf and Celeste Gonzalez
Re:      Trust Account — Extension Letter
Gentlemen:
Pursuant to paragraphs 1(j) and 1(m) of the Investment Management Trust Agreement between Digital Health Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of November 3, 2021, as amended by the First Amendment dated [      ], 2022 (“Trust Agreement”), this is to advise you that the Company is extending the time available in order to consummate a Business Combination with the Target Businesses for an additional [three (3)] months, from                   to                   (the “Extension”). Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.
This Extension Letter shall serve as the notice required with respect to Extension prior to the Applicable Deadline.

[IF APPLICABLE: In accordance with the terms of the Trust Agreement, we hereby authorize you to deposit the Extension Fee, which will be wired to you, into the Trust Account investments upon receipt.]
Very truly yours, DIGITAL HEALTH ACQUISITION CORP.
By:
Name:
Title:
cc: A.G.P./Alliance Global Partners
6.
All other provisions of the Trust Agreement shall remain unaffected by the terms hereof.

7.
This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature or electronic signature shall be deemed to be an original signature for purposes of this Amendment.

8.
This Amendment is intended to be in full compliance with the requirements for an Amendment to the Trust Agreement as required by Section 6(c) and Section 6(d) of the Trust Agreement, and every defect in fulfilling such requirements for an effective amendment to the Trust Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

9.
This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this First Amendment to the Investment Management Trust Agreement as of the date first written above.
CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee
By:

Name: Francis Wolf
Title:   Vice President
DIGITAL HEALTH ACQUISITION CORP.
By:

Name: Scott Wolf
Title:   Chief Executive Officer

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.Vote by Internet - QUICK EASYIMMEDIATE - 24 Hours a Day, 7 Days a Week or by MailYour Internet vote authorizes the named proxies to vote your shares in the same manner as if youDIGITAL HEALTH ACQUISITION CORP.marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [●], 2022.INTERNET –www.cstproxyvote.comUse the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.Vote at the Meeting –If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend the special meeting, visit:https://www.cstproxy.com/digitalhealthacquisition/2022MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXYPlease mark your votes like thisTHE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS. 1. Approval of amendment of Certificate of Incorporation to (a) extend the date by which the Company has to consummate a business combination for an additional three (3) months, from November 8, 2022 to February 8, 2023, (b) provide our board of directors (the “Board”) the ability to further extend the date by which the Company has to consummate a business combination up to three (3) additional times for three (3) months each time, for a maximum of nine (9) additional months if Digital Health Acquisition Group, LLC, our “sponsor”, pays an amount equal to $350,000 for each three-month extension, which amount shall be deposited in the trust account of the company; provided, that if as of the time of an extension the Company has filed a Form S-4 or F-4 registration statement under the Securities Act or a proxy, information or tender offer statement with the Securities and Exchange Commission in connection with such initial business combination, then no Extension Fee would be required in connection with such extension; provided further, that for each three-month extension (if any) following such extension where no deposit into the Trust Account or other payment has been made, our sponsor or its affiliates or designees would be required to deposit an Extension Fee into the Trust Account, and (c) allow for the Company to provide redemption rights to the Company’s public stockholders in accordance with the requirements of the amended and restated certificate of incorporation without complying with the tender offer rules (the “Charter Amendment Proposal”). “Extended Termination Date” means February 8, 2023, or in the case of one or more further extensions of the termination date as described above, then May 8, 2023, August 8, 2023 or November 8, 2023 as the case may be. As with potential redemptions in connection with an initial Business Combination, the Charter Amendment would restrict redemption rights in connection with any further amendment of the charter with respect to 20% or more of our public shares . FORAGAINST ABSTAIN2.Approval of amendment of the Investment Management Trust Agreement, dated as of November 3, 2021, by and between the Company and Continental Stock Transfer & Trust Company, (i) allowing the Company to extend the business combination period from November 8, 2022 to February 8, 2023 and up to three (3) times for an additional three (3) month each time from February 8, 2022 to November 8, 2023 and (ii) updating certain defined terms in the Trust Agreement. FORAGAINSTABSTAIN 3.Approval of the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Charter Amendment Proposal and Trust Amendment Proposal. FORAGAINSTABSTAINCONTROL SignatureSignature, if held jointlyDate, 2020Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of StockholdersThis notice of meeting and the accompanying Proxy Statement are available at:https://www.cstproxy.com/digitalhealthacquisition/2022FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDEDPROXYDIGITAL HEALTH ACQUISITION CORP.PROXY FOR SPECIAL MEETING OF STOCKHOLDERSTO BE HELD ON [●], 2022The undersigned hereby appoints Scott Wolf and Daniel Sullivan and each of them as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Digital Health Acquisition Corp (the “Company”) held of record by the undersigned at the close of business on [●], 2022 at the Special Meeting of Stockholders of to be held on [●], 2022, at 9:30 a.m. Eastern Time, via live webcast at https://www.cstproxy.com/digitalhealthacquisition/2022, or any adjournment thereof.WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING VIA LIVE WEBCAST, PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE BY USING THE POSTAGE-PAID ENVELOP AND MAILING IT TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY, ATTN: PROXY GROUP AT 1 STATE STREET, NEW YORK, NY 10004. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IF YOU ATTEND THE SPECIAL MEETING VIA THE LIVE WEBCAST. (Continued and to be marked, dated and signed, on the other side)